Exhibit 10.6

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT
(Term Loan)
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 27th day of September, 2018, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and BEYOND MEAT, INC. (formerly known as Savage River, Inc.), a Delaware corporation (“Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement (Term Loan) dated as of June 27, 2018 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to permit the Borrower to draw the Tranche Three Term Loan Advance prior to completion of the Tranche Three Milestone requirement.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.2(a) (Availability).  Section 2.2(a) of the Loan Agreement is hereby amended by deleting subclause (iii) thereof in its entirety and replacing it with the following:
(iii)   the third (3rd) tranche shall be funded to Borrower on or about September 28, 2018 in a single Term Loan Advance in a principal amount of Five Million Dollars ($5,000,000) (“Tranche Three Term Loan Advance”).
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
3.3    In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default, and shall entitle Bank to exercise all rights and remedies provided to Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default, has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date and amended by any updates thereto delivered to Bank on the First Amendment Effective Date are true, accurate and complete and have not been further amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect); and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a fully earned, non-refundable amendment fee to Bank in an amount equal to Fifteen Thousand Dollars ($15,000), (c) Borrower’s payment of the Subsequent Funding Date Term Loan Commitment Fee for the Tranche Three Term Loan Advance in accordance with Section 2.4(a) of the Loan Agreement, (d) Borrower’s delivery to Bank of true, correct and complete copies of executed documents in connection with the contemplated round of Series H preferred equity financing (the “Series H Financing”), (e) Borrower’s receipt of proceeds from such Series H Financing in an amount acceptable to Bank, and (f) payment of all Bank’s legal fees and expenses in connection with the preparation and negotiation of this Amendment.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Derek Hofmeister
Derek Hofmeister
Vice President

BORROWER

BEYOND MEAT, INC.

By:	/s/ Mark Nelson
Mark Nelson
Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]